Exhibit 99.1

Kosmos Energy Limited

Treasury Regulations Section 1.367(b)-3(c)(3)(i)1 Information Statement

The KEL Reorganization

On                     , Kosmos Energy Limited (“KEL”) changed the jurisdiction under the laws of which it is organized from Bermuda to the State of Delaware (the “KEL Reorganization,” and KEL after the KEL Reorganization, “KEL-US”). The discussion below describes certain U.S. Federal income tax considerations associated with the KEL Reorganization with respect to certain persons that own KEL stock as of the effective date of the KEL Reorganization (“KEL Shareholders”) and certain actions that may be required of certain KEL Shareholders that are Substantial U.S. Investors (as defined below).

If you, including any other person you file a joint federal U.S. income tax return with, are a U.S. tax resident or U.S. citizen that owned less than $50,000 of KEL stock on                  , then the remainder of this letter is not applicable to you and no further action is required by you.

In General

KEL believes, and the following discussion assumes, that KEL was not a “passive foreign investment company” for U.S. federal income tax purposes for its taxable year ended                         or for any prior taxable years.

The KEL Reorganization is expected to constitute a “reorganization” within the meaning of section 368(a) of the Code for U.S. federal income tax purposes. As a result, KEL Shareholders are expected to be deemed for U.S. federal income tax purposes to exchange their shares of KEL stock for shares of KEL-US stock as part of the reorganization.

The following KEL Shareholders could recognize deemed dividend income or gain for U.S. federal income tax purposes as a result of their deemed exchange of shares of KEL stock for shares of KEL-US stock in the KEL Reorganization: (i) United States persons that are United States shareholders2 with respect to KEL or foreign corporations with respect to which there is at least one United States shareholder (“U.S. Shareholder Investors”), and (ii) United States persons that are not U.S. Shareholder Investors but that own shares of KEL stock with an aggregate fair market value of at least $50,000 (“Substantial U.S. Investors”).

Special rules apply with respect to shares of KEL stock owned by a foreign partnership, trust, or estate, or an entity that is disregarded as an entity that is separate from its owner for U.S. federal income tax purposes.3 In this regard, if a KEL Shareholder is a foreign partnership, trust, or estate, or a disregarded entity, the information included in this statement may be relevant to such KEL Shareholder’s partners, owners, or beneficiaries.

The U.S. federal income tax consequences of the KEL Reorganization to any particular KEL

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1 Unless otherwise indicated, all “section” or “§” references are to the Internal Revenue Code of 1986, as amended (the “Code”) or to the regulations promulgated under the Code (the “Treasury Regulations” or “Treas. Reg.”).

2 As defined in Treas. Reg. § 1.367(b)-3(b)(2), which defines “United States shareholder” for these purposes as generally a U.S. person that owns 10 percent of the vote or value of the stock of KEL directly, indirectly through a foreign entity, or constructively.

3 See, e.g., § 7701(a)(5), (a)(31) (providing rules for determining when a partnership, trust, or estate is “foreign”); Treas. Reg. § 1.367(e)-1(b)(2) (providing rules for determining a proportionate share in a partnership, trust, or estate); Treas. Reg. § 301.7701-3 (providing rules regarding whether an entity is disregarded as separate from its owner for U.S. federal income tax purposes).

Shareholder will depend on such KEL Shareholder’s specific facts and circumstances, and whether such KEL Shareholder is subject to special treatment under the U.S. federal income tax laws, for example (without limitation): (i) certain former U.S. citizens or residents; (ii) stockholders that hold our common stock as part of a straddle, constructive sale transaction, synthetic security, hedge, conversion transaction, wash sale or other integrated investment or risk reduction transaction; (iii) stockholders that are partnerships or entities treated as partnerships for U.S. federal income tax purposes or other pass-through entities or owners thereof; (iv) “controlled foreign corporations”; (v) “passive foreign investment companies”; (vi) financial institutions; (vii) insurance companies; (viii) tax-exempt entities; (ix) dealers in securities or foreign currencies; and (x) traders in securities that use a mark-to-market method of accounting for U.S. federal income tax purposes.

KEL SHAREHOLDERS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE U.S. FEDERAL INCOME TAX CONSIDERATIONS ASSOCIATED WITH THE KEL REORGANIZATION.

THIS STATEMENT IS ONLY INTENDED FOR KEL SHAREHOLDERS THAT ARE SUBSTANTIAL U.S. INVESTORS.

Substantial U.S. Investors

A Substantial U.S. Investor generally must recognize gain (but not loss) to the extent that as of                          , the fair market value of its shares of KEL stock exceeds its U.S. federal income tax basis in such stock; this determination is made separately for each share or block of shares of KEL stock owned by the Substantial U.S. Investor.

As an alternative to recognizing gain, a Substantial U.S. Investor may elect to include in income, as a deemed dividend, any net-positive cumulative earnings and profits of KEL as of the effective date of the KEL Reorganization (the “all earnings and profits amount”) with respect to its shares of KEL stock. KEL has never had positive earnings and profits for any taxable year in which it has been in existence that would result in any shareholder having an all earnings and profits amount (as described in Treasury Regulations section 1.367(b)-2(d)). Accordingly, KEL believes that Substantial U.S. Investors making this election will not have to include in income a deemed dividend for U.S. Federal income tax purposes as a result of the KEL Reorganization.

A Substantial U.S. Investor must satisfy the applicable requirements set forth in the Treasury Regulations to make the election to include in income the all earnings and profits amount with respect to its shares of KEL stock and thereby avoid being required to recognize gain on its shares of KEL stock.4

The election is made by filing a notice in accordance with Treasury Regulations section 1.367(b)-1(c)(5) with the Internal Revenue Service that is attached to the Substantial U.S. Investor’s timely filed U.S. federal income tax return for its tax year that includes                      . For your convenience, a sample section 367(b) notice relating to the KEL Reorganization is attached.

In addition, the Substantial U.S. Investor must notify KEL-US that it will make the election no later than the date the Substantial U.S. Investor files its U.S. federal income tax return for its tax year that includes                       . You may email your notice of election to                                       indicating your name, address, taxpayer identification numbers and the following statement: “[Name of taxpayer] will be making the election under Treasury Regulations section 1.367(b)-3(c)(3) to report the applicable pro rata portion of Kosmos Energy Ltd.’s all earnings and profits amount, as of the

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4 See Treas. Reg. §§ 1.367(b)-1(c) and -3(c).

effective date of the KEL Reorganization, as a deemed dividend on a timely filed U.S. federal income tax return”.

SUBSTANTIAL U.S. INVESTORS ARE STRONGLY URGED TO CONSULT THEIR TAX ADVISORS REGARDING WHETHER TO MAKE THE SECTION 367 ELECTION DESCRIBED ABOVE AND, IF THE ELECTION IS DETERMINED TO BE ADVISABLE, HOW TO SATISFY THE APPLICABLE REQUIREMENTS IN THE TREASURY REGULATIONS FOR MAKING THIS ELECTION.

NOTICE PURSUANT TO TREASURY REGULATIONS SECTION 1.367(b)-1(c) 1

This notice is being provided under Treasury Regulations section 1.367(b)-1(c). The numbered paragraphs correspond to the subparagraphs listed in Treasury Regulations section 1.367(b)-1(c)(4), as modified by Treasury Regulations section 1.367(b)-1(c)(5).

i.	Application of section 367(b). The transaction described in item ii. below resulted in a section 367(b) exchange and this notice is being filed for a person described in Treasury Regulations section 1.367(b)-1(c)(2)(ii) (a shareholder that makes the election described in Treasury Regulations section 1.367(b)-3(c)(3)).

ii.	Description of the exchange. Kosmos Energy Limited (Bermuda) changed the jurisdiction under the laws of which it was organized from Bermuda to the United States, State of Delaware under the corporate laws of Bermuda and the State of Delaware on . The transaction qualifies as a reorganization under section 368(a)(1)(F). For U.S. Federal income tax purposes, the following steps were deemed to occur under Treasury Regulations section 1.367(b)-2(f)(2): (i) Kosmos Energy Limited (Bermuda) transferred all of its assets to Kosmos Energy Limited (Delaware) in exchange for Kosmos Energy Limited (Delaware) stock, and (ii) Kosmos Energy Limited (Bermuda) distributed the Kosmos Energy Limited (Delaware) stock to its shareholders in exchange for their Kosmos Energy Limited (Bermuda) stock. The transaction results in a section 367(b) exchange because (i) for U.S. Federal income tax purposes, the transaction involves the acquisition by a domestic corporation of the assets of a foreign corporation described in section 368(a)(1), and (ii) immediately before the transaction, one or more U.S. persons were exchanging shareholders (as described in Treasury Regulations section 1.367(b)-3 that owned stock of Kosmos Energy Limited (Bermuda).

iii.	Description of any stock, securities, or other consideration received in the exchange. As a result of the transaction, the shareholders of Kosmos Energy Limited (Bermuda) received (or were deemed to receive for U.S. Federal income tax purposes) solely the stock of Kosmos Energy Limited (Delaware) in exchange for their stock of Kosmos Energy Limited (Bermuda). No other consideration was received in the deemed exchange.

Statement pursuant to §1.367(b)-1(c)(5)(i). Kosmos Energy Limited (Bermuda) has provided the attached information statement to the shareholders of Kosmos Energy Limited (Bermuda), which contains the following statement:

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1 All “section” or “§” references are to the Internal Revenue Code of 1986, as amended (the “Code”) or to the regulations promulgated under the Code.

“KEL has never had positive earnings and profits for any taxable year in which it has been in existence that would result in any shareholder having an all earnings and profits amount (as described in Treasury Regulations section 1.367(b)-2(d)).”